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                                                                    EXHIBIT 23.1


A.  INDEPENDENT AUDITORS' CONSENT
---------------------------------

The Board of Directors
The South Financial Group, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 33-25424, 33-79668, 33-80822, 33-82668, 33-82670, 333-31948, 333-53170,
333-53172, 333-67745, 333-83519 and 333-96141) on Form S-8 and registration statements (Nos. 333-06975, 333-49078 and 333-66264) on Form S-3 of The South Financial Group, Inc. of our report dated January 24, 2002, with respect to the consolidated balance sheets of The South Financial Group, Inc. as of December 31, 2001 and 2000 and the related consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of The South Financial Group, Inc.


/s/ KPMG LLP

KPMG LLP

Greenville, South Carolina
March 19, 2002